UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 7, 2019 (August 1, 2019)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF NEW DIRECTOR

On August 1, 2019, the Board of Directors of Twin Disc, Incorporated (the “Company”) increased the size of the Board of Directors from seven to eight, and appointed Michael C. Smiley as a member of the Board of Directors of the Company to fill the vacancy created by the expansion of the Board of Directors. Mr. Smiley’s appointment to the Board of Directors is effective immediately. Mr. Smiley is in the class of directors whose terms will expire in 2020; however, as required by the Company’s bylaws, the Board of Directors intends to nominate him for reelection to the Board of Directors at the 2019 Annual Meeting of Shareholders. Mr. Smiley was also appointed to serve on the following committees of the Board of Directors: (1) Audit Committee and (2) the Finance and Risk Management Committee. A copy of the press release regarding Mr. Smiley’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Mr. Smiley is eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and will be paid an annual retainer comprised of both cash and restricted shares of the Company’s common stock.  Mr. Smiley will be paid a pro-rated portion (pro-rated as of August 1, 2019) of the annual director retainer of $125,000, which shall be comprised of 50% cash and 50% restricted shares. The cash portion of Mr. Smiley’s retainer will be paid quarterly, while the restricted stock portion of his retainer was awarded as of August 1, 2019.  Mr. Smiley’s shares of restricted stock will vest as of the Company’s 2019 Annual Meeting of Shareholders, provided he continues to serve on the Company’s Board of Directors as of such date.

There is no arrangement or understanding between Mr. Smiley and any other person pursuant to which Mr. Smiley was appointed as a member of the Board of Directors of the Company. There are no transactions in which Mr. Smiley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SALARY AND INCENTIVE COMPENSATION

On August 1, 2019, the Company’s Compensation and Executive Development Committee (the “Committee”) issued performance stock awards to named executive officers of the Company under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (“2018 LTI Plan”).  A target number of 30,640 performance shares were awarded to the named executive officers (subject to adjustment as described below), allocated as follows: Mr. Knutson, 13,192 performance shares; Mr. Bratel, 10,639 performance shares; and Ms. Wilcox, 6,809 performance shares.  The performance shares will be paid out based on the following performance objectives and relative weights for each objective for the three fiscal year period ending June 30, 2022: (i) average return on invested capital (also known as return on total capital) (40%), (ii) average sales revenue (30%), and (iii) average earnings per share (30%). With respect to each performance objective, a value shall be determined as a percentage of the target based on the attainment of the performance objective for the performance period. If the Company does not obtain the threshold for that performance objective, such percentage shall be 0%. If the Company obtains the threshold for that performance objective, the percentage shall be 50%. If the Company equals or exceeds the maximum for that performance objective, the percentage shall be 150%. Outcomes between the threshold and target will be interpolated linearly between the amount of threshold award and the amount of the target award applicable to that performance objective, and outcomes between target and maximum will be interpolated linearly between the amount of the target award and the amount of the maximum award applicable to that performance objective. The percentage for each performance objective will be multiplied by the weight accorded to that performance objective, and the sum of the weighted percentages for each of performance objectives will be multiplied by the target number of performance shares awarded. The maximum number of performance shares that can be earned by the named executive officers pursuant to this award is 45,961. A copy of the form of the Performance Stock Award Grant Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 1, 2019, the Committee also issued restricted stock grants to named executive officers of the Company under the 2018 LTI Plan.  A total of 30,640 shares of restricted stock were granted to the named executive officers, allocated as follows: Mr. Knutson, 13,192 shares of restricted stock; Mr. Bratel, 10,639 shares of restricted stock; and Ms. Wilcox, 6,809 shares of restricted stock.  The restricted stock will vest in three years, provided the named executive officer remains employed as of such vesting date.  The restricted stock will fully vest if the named executive officer terminates employment due to death or disability, or if the named executive officer is involuntarily terminated without cause or terminates employment for good reason following a change in control of the Company.  A copy of the form of the Restricted Stock Grant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Performance Stock Award Grant Agreement for performance stock grants on August 1, 2019

10.2	Form of Restricted Stock Award Grant Agreement for restricted stock grants on August 1, 2019

99.1	Press release issued by the Company on August 7, 2019 regarding the appointment of Michael C. Smiley as a member of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary